UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Windrose Medical Properties Trust

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3502 Woodview Trace
Suite 210
Indianapolis, Indiana 46268
(317) 860-8180

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 26, 2005

To the shareholders of
WINDROSE MEDICAL PROPERTIES TRUST:

     We cordially invite you to attend our Annual Meeting of Shareholders to be held at the Windrose Corporate Office of Windrose Medical Properties Trust, Conference Room A, 3502 Woodview Trace, Indianapolis, Indiana 46268, on April 26, 2005 beginning at 3:30 p.m., Eastern Time(Indiana). At this meeting, you and our other shareholders will be able to vote on:

(i)	The election of one Class I trustee to serve on our Board of Trustees until our 2006 Annual Meeting of Shareholders, one Class II trustee to serve on our Board of Trustees until our 2007 Annual Meeting of Shareholders, and two Class III trustees, each to serve on our Board of Trustees until our 2008 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified;

(ii)	The ratification of the Audit Committee’s selection of KPMG LLP for the year ended December 31, 2005; and

(iii)	Any other business that may properly come before our Annual Meeting of Shareholders or any adjournments or postponements.

     Our Board of Trustees has fixed the close of business on March 18, 2005 as the record date for determining the shareholders entitled to notice of and to vote at our Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You may vote either in person or by proxy. Please see the attached proxy statement for more details on how you can vote. If you cannot attend our Annual Meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. You may revoke your proxy by delivery to the Secretary of a later dated proxy, by giving written notice of your revocation of such proxy to the Secretary and, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Trustees,

Daniel R. Loftus,
Vice President, Secretary, and Legal Counsel

Indianapolis, Indiana
March 26, 2005

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your signed proxy card.

GENERAL INFORMATION
VOTING
PROPOSAL ONE — ELECTION OF TRUSTEES
COMMITTEES AND MEETINGS OF OUR BOARD OF TRUSTEES
TRUSTEE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF OUR COMMON SHARES
COMPENSATION COMMITTEE
Executive Compensation Program Philosophy
Base Salaries
CEO Compensation
Long-Term Incentives
Other Executive Programs and Benefits
Conclusion
PERFORMANCE GRAPH
PROPOSAL TWO — RATIFICATION OF INDEPENDENT AUDITORS FOR 2005
AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT TO SHAREHOLDERS
“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

WINDROSE MEDICAL PROPERTIES TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 26, 2005

GENERAL INFORMATION

     This proxy statement, together with the enclosed proxy, and Notice of Annual Meeting are provided in connection with the solicitation of proxies by and on behalf of our Board of Trustees, for use at the annual meeting of shareholders to be held on April 26, 2005 (the “Annual Meeting”). The Annual Meeting will be held at the Windrose Corporate Office, Conference Room A, 3502 Woodview Trace, Indianapolis, Indiana 46268 on April 26, 2005 beginning at 3:30 p.m., Eastern Time (Indiana). Our Board of Trustees is requesting that you allow your shares to be represented and voted at the Annual Meeting by the proxies named on the enclosed proxy card. This proxy statement, the accompanying proxy and Notice of Annual Meeting will first be mailed to shareholders on or about March 26, 2005.

     The mailing address of our principal executive offices is 3502 Woodview Trace, Suite 210 Indianapolis, Indiana 46268. We maintain a website at http://www.windrosempt.com. Information at our website is not and should not be considered part of this proxy statement.

     All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given on the proxy, unless the proxy is revoked before the meeting.

Purposes of the Annual Meeting

     The purposes of our Annual Meeting are:

(i)	The election of one Class I trustee to serve on our Board of Trustees until our 2006 Annual Meeting of Shareholders, one Class II trustee to serve on our Board of Trustees until our 2007 Annual Meeting of Shareholders, and two Class III trustees, each to serve on our Board of Trustees until our 2008 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified;

(ii)	To ratify the Audit Committee’s selection of KPMG LLP for the year ended December 31, 2005; and

(iii)	To transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof. Our Board of Trustees knows of no matters, other than the election of trustees, to be brought before our Annual Meeting.

VOTING

Expenses of Solicitation Of Proxies

     The expense of soliciting proxies for the Annual Meeting, including the cost of mailing, will be borne by us. In addition to solicitation by mail, our officers may solicit proxies from shareholders by personal interview. Such persons will receive no compensation for such services. We also intend to request persons holding common shares in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so.

     No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting

     Our Board has fixed the close of business on March 18, 2005 as the record date for determining the holders of our common shares of beneficial interest, $0.01 par value per share (“Common Shares”) that are entitled to receive notice of, and to vote at, our Annual Meeting. You will be entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof, only if you are a shareholder of record at the close of business on the record date. At the close of business on our record date of March 18, 2005, we had issued and outstanding 11,642,413 Common Shares which are entitled to vote at our Annual Meeting. Each holder of record on the record date is entitled to one vote for each Common Share held.

How to Vote Your Shares

     You may vote your Common Shares at our Annual Meeting in person, or, if you cannot attend our Annual Meeting in person or you wish to have your shares voted by proxy even if you do attend our Annual Meeting, you may vote by duly authorized proxy. Our Board of Trustees has appointed Frederick L. Farrar and Daniel R. Loftus to serve as the designated persons (known as “proxies”) to vote your shares at our Annual Meeting in accordance with your instructions. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting. If you hold your Common Shares in your own name as a holder of record, you may instruct the proxies to vote your Common Shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. If you hold your Common Shares in the name of a broker, bank or other intermediary, you will need to obtain a Proxy form from the institution that holds your shares, and you must follow the voting instructions given by that institution.

     Your proxy card will be valid only if you sign, date and return it before our Annual Meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares “FOR” the election of one nominee for Class I trustee, one nominee for Class II trustee & two nominees for Class III trustees as set forth under “Proposal One — Election of Trustees” below, “FOR” “Proposal Two — Ratification of Independent Auditor for 2005.” If any nominee for election to our Board of Trustees is unable to serve — which we do not anticipate — or if any other matters are properly raised at the Annual Meeting, then the designated proxies will vote your shares in accordance with their business judgment.

     In voting by proxy card as to the election of trustees, you may either (1) vote in favor of one or more of the four nominees, or (2) withhold your votes as to one or more of the nominees. Abstentions will be treated as set forth below. You may not vote for persons other than Mr. Zink, Mr. Mills, Mr. Maraman, and Mr. Klipsch, the nominees named herein, for election as trustees.

     If you cannot attend our Annual Meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible to assure a quorum.

How to Revoke Your Proxy

     If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our Annual Meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy,

•	by completing a proxy with a later date and by returning it to us at or before our Annual Meeting, or

•	by attending our Annual Meeting and voting in person. (Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.)

     You may obtain an additional proxy card by calling Continental Stock Transfer and Trust Company at 212-509-4000.

     If your Common Shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Counting Of Votes and Vote Necessary to Elect Trustees and Approve Proposal

     You are entitled to one vote for each Common Share that you hold.

     A quorum will be present if the holders of a majority of the outstanding Common Shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned valid proxy instructions or if you hold your Common Shares in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

     The affirmative vote of a plurality of the Common Shares cast at the Annual Meeting will elect each nominee to our Board of Trustees. “Plurality” means that the nominees who receive the largest number of votes cast are elected as trustees. For that reason, any shares not voted for the election of nominees will not affect the outcome of the election of trustees.

     The affirmative vote of the majority of the votes cast at the Annual Meeting is necessary to ratify the appointment of KPMG LLP as independent auditor (Proposal Two).

     Abstentions will not be counted “for” or “against” a nominee or “Proposal Two – Ratification of Independent Auditors for 2005” but will be counted for purposes of determining the existence of a quorum.

     If you do not provide voting instructions to your broker for shares held in nominee or street name, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of trustees, or (2) leave your shares unvoted. To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.

     In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on “routine matters.” However, your broker may not be able to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” The Company believes that the election of directors and the ratification of the selection of independent accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. The Company may also vote, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof.

     If you sign and return your proxy card without giving specific voting instructions, your shares will be voted “FOR” the nominees for trustees, and “FOR” the ratification of KPMG LLP as independent auditor for 2005.

PROPOSAL ONE — ELECTION OF TRUSTEES

Introduction

     Our Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible with each class serving a three year term. One class of trustees is elected at each annual meeting of shareholders. Currently, the Board of Trustees has seven members, with two members serving as Class III trustees with terms expiring in 2005, two members serving as Class I trustees with terms expiring in 2006 and, three members serving as Class II trustees with terms expiring in 2007 (or until such time as their respective successors are elected and qualified).

NAME	AGE	POSITION
Fred S. Klipsch	63	Chairman of the Board, Chief Executive Officer and Trustee (Class III)
Stephen Goldsmith	57	Trustee (Class II)
Bruce M. Jacobson	55	Trustee (Class I)
David L. Maraman	56	Trustee (Class III)
Bryan Mills	45	Trustee (Class I)
Jean L. Wojtowicz	46	Trustee (Class II)
Darell E. Zink, Jr.	58	Trustee (Class II)

     Mr. Klipsch has served as trustee since the Company was formed in March 2002. Mr. Jacobson and Mr. Maraman have served since the Company completed its initial public offering in August 2002. Mr. Goldsmith has served since October 2003, Ms. Wojtowicz has served since April 2004, Mr. Zink has served since July 2004 and Mr. Mills has served since February 2005.

     Because we appointed Mr. Zink and Mr. Mills to our Board, during the past year, we have not obtained shareholder approval for their service on our Board. Under the terms of our Declaration of Trust and Maryland law, Mr. Zink and Mr. Mills could have served out the remainder of the term of their respective class, which would end in 2007 and 2006, respectively. We have, however, decided to permit shareholders the opportunity to vote on their nomination to our Board at this year’s Annual Meeting. If Mr. Zink’s and Mr. Mills’ nominations are approved, each will serve for the remainder of the term of their respective class.

     Unless a shareholder specifies otherwise, each shareholder’s Common Shares represented by the enclosed proxy will be voted FOR the election of the nominees. The nominees have indicated their willingness to serve if elected. While not anticipated, if any nominee becomes unavailable or unwilling to serve as trustee for any reason, the persons named as proxies on the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

Information Regarding the Nominees as Class III Trustee (Terms to Expire 2008)

     The terms of the current Class III trustees, Mr. Klipsch and Mr. Maraman, expire at the Annual Meeting. Our Nominating & Governance Committee has recommended to our Board as nominees, and our Board of Trustees has nominated, Mr. Klipsch and Mr. Maraman to serve as Class III trustees for a three-year term expiring at our annual meeting in 2008 or until their successors are elected and qualified.

FRED S. KLIPSCH is the Chairman of our Board of Trustees and our Chief Executive Officer. Since 1990, Mr. Klipsch has served as Chairman of the Board of Trustees and Chief Executive Officer of Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Klipsch and Lanham. Mr. Klipsch also was a majority owner and Chairman of the Board of Trustees of Windrose International, LLC, the assets of which were contributed to our operating partnership upon completion of our initial public offering. Mr. Klipsch served in various capacities with Overhead Door Company of Indianapolis, Inc., and Overhead Door Companies of Greater Cincinnati, Inc., both Klipsch Lanham Investments companies until their sale in January 2004. Mr. Klipsch has served as Chairman, since, and as an owner of Klipsch Audio, Inc. Committees: None.

DAVID L. MARAMAN is Senior Vice President and Chief Lending Officer of First Indiana Bank, N.A., Indianapolis, Indiana, since August 2003. Prior to that, Mr. Maraman served as Chairman and Chief Executive Officer of CIB Bank, Indianapolis, Indiana, which he organized in March 1998. From April 1997 to February 1998, Mr. Maraman was Vice President — Sales and New Business Development for Carmel Financial Corporation. From January 1995 to March 1997, Mr. Maraman was President and Chief Executive Officer of United Fidelity Bank, fsb, Evansville, Indiana. Prior to that Mr. Maraman was employed by National City Bank and Merchants National Bank & Trust Company of Indianapolis. From 1972 to 1987, Mr. Maraman served in various capacities with the Comptroller of the Currency. Mr. Maraman has also held several not-for-profit community positions, including serving on the Welborn Hospital Foundation Board. Mr. Maraman holds a B.S. Degree in Finance from Western Kentucky University and is a graduate of the Stonier Graduate School of Banking, Rutgers, The State University, New Brunswick, New Jersey. Committees: Chairman, Nominating & Corporate Governance, Compensation.

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE
“FOR” EACH OF THE NOMINEES FOR CLASS III TRUSTEE.

Information Regarding the Nominee as Class I Trustee (Term to Expire 2006)

New Trustee
BRYAN MILLS has served as a trustee since February 15, 2005. Mr. Mills is the Chief Executive Officer of Visionary Enterprises, Inc., a for-profit affiliate of Community Health Network. He has held this position since 1992. Prior to that, Mr. Mills served as Vice President of Visionary Enterprises, Inc. and founder and Chief Executive Officer of Indianapolis Medical Management from 1987 to 1992. Mr. Mills served as Controller of Community Hospital North from 1985 until 1987. From 1982 to 1985, Mr. Mills worked as a Healthcare Auditor and Consultant with Ernst and Young. Mr. Mills serves on several Boards, including The Indiana Heart Hospital, North Campus Surgery Center, East Campus Surgery Center, South Campus Surgery Center, Hamilton Surgery Center, Howard Community Surgery Center, Indianapolis Endoscopy Center and Community Endoscopy Center. Mr. Mills also serves as Chairman of the Board of Directors of the Boys and Girls Club of Noblesville, and is active with several additional youth related organizations. Mr. Mills holds a B.S. Degree in Accounting from Ball State University. Committee: Audit.

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE
“FOR” THE NOMINEE FOR CLASS I TRUSTEE.

Information Regarding the Nominee as Class II Trustee (Term to Expire 2007)

New Trustee
DARELL E. ZINK, JR., age 58, has served as Class II trustee since July 26, 2004. Mr. Zink is currently the Chief Executive Officer of Triton Pacific Investment Management. Mr. Zink was a founder and served for 26 years in various positions for Duke Realty and its predecessor companies, retiring September 31, 2004. Prior to his tenure at Duke Realty, Mr. Zink was a partner at the law firm of Bose McKinney & Evans. Mr. Zink received his B.A. from Vanderbilt University, an M.B.A. from the University of Hawaii and J.D. from Indiana University. Presently, Mr. Zink serves as a Director and Executive Committee member of Fifth Third Bank and a Director and Vice Chairman of VEI (Community Hospitals), Inc. Mr. Zink has also held several not-for-profit community positions, including serving on the Board of Directors and as Chairman of the Greater Indianapolis Chamber of Commerce and on the Board of Directors of the Vanderbilt University Alumni Association. Committee: Chairman, Audit.

OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE
FOR THE NOMINEE FOR CLASS II TRUSTEE.

Continuing Trustees

Class I Trustee — Term expiring 2006:

     BRUCE M. JACOBSON is a senior vice president of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Mr. Jacobson is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. Mr. Jacobson currently serves on the board of directors of Quality Dining, Inc., an operator of fast food and casual dining restaurants throughout the United States. Additionally, Mr. Jacobson serves as a member of the Advisory Boards of Financial Stocks Private Equity Fund 1998 L.P., Financial Stocks Capital Partners, L.P. and Trapeza Partners, L.P., each of which is a private equity fund. Mr. Jacobson holds a B.S. Degree in Business and Accounting from Indiana University. Committee: Chairman, Compensation.

Class II Trustees – Term expiring 2007:

     STEPHEN GOLDSMITH is currently Professor of the Practice of Public Management and Faculty Chair for the Institute for Government Innovation at Harvard University’s Kennedy School of Government and Senior Vice-President for Strategic Planning for Affiliated Computer Services, Inc. Mr. Goldsmith also serves as the Chairman of the Corporation for National and Community Service, as well as Special Advisor to President Bush on faith-based and not-for-profit initiatives. From 1992 to 1999, Mr. Goldsmith served two terms as Mayor of Indianapolis. Mr. Goldsmith was Marion County, Indiana Prosecutor from 1979 to 1990. Mr. Goldsmith practiced law in a private practice from 1972 to 1978, in 1991 and in 2000. Mr. Goldsmith serves on the board of trustees of Net2Phone, Inc., Waterfield Mortgage Company, the Steak n’ Shake Company and Finish Line. Mr. Goldsmith holds an A.B. degree from Wabash College, a J.D. degree with honors from the University of Michigan and an Honorary Doctor of Laws degree from Wabash College. Committee: Nominating & Corporate Governance.

JEAN L. WOJTOWICZ is a principal and President of Cambridge Capital Management Corp., a firm that has provided venture capital and non-traditional financing for businesses, Wojtowicz served in this role since 1983. Prior to that Mrs. Wojtowicz was a Partner in Business Resource Group, Inc., a business and financial consulting firm, from 1981 to 1984. From 1979 to 1981, Mrs. Wojtowicz worked in the Office of Community and Economic Development in Muncie, Indiana. Mrs. Wojtowicz serves on multiple Community Boards and through Cambridge, serves on multiple Boards of private portfolio companies. Mrs. Wojtowicz is on the Executive and Compensation Committees of Vectren Corp. (NYSE: VVC) and has been a member of the Board continuously since 1996. Mrs. Wojtowicz holds a Bachelor of Business Administration from the University of Wisconsin. Committee: Audit.

COMMITTEES AND MEETINGS OF OUR BOARD OF TRUSTEES

Independence of Our Board of Trustees

     Our Declaration of Trust and the listing standards of the New York Stock Exchange (NYSE) require that a majority of our trustees must be independent trustees. We presently have seven trustees. Our Board of Trustees has determined that the following current members of our Board are independent, as that term is defined under the general independence standards in the listing standards of: Stephen Goldsmith, Bruce M. Jacobson, David L. Maraman, Bryan Mills, Jean L. Wojtowicz, and Darell E. Zink. Our Board of Trustees has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Trustees are reported to the Board of Trustees, usually at its next meeting.

Executive Sessions of Our Non-Management Trustees

     The non-management trustees of our Board of Trustees meets at least quarterly in executive sessions that exclude members of the management team. Our Board of Trustees has determined that a Discussion Leader, who is an independent member of our Board of Trustees, should chair all meetings of non-management trustees, as provided in our Corporate Governance Guidelines. During these meetings, the Discussion Leader has the power to lead the meeting, set the agenda and determine the information to be provided to the attendees. The Discussion Leader position will be determined by the non-management trustees. Shareholders and other interested persons may contact the Discussion Leader in writing by mail c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attn: Secretary. All such letters will be forwarded to the Discussion Leader.

Audit Committee

     The Board of Trustees has established an Audit Committee, which currently consists of Messrs. Mills and Zink (Chairman) and Ms. Wojtowicz. Mr. Goldsmith served on the Audit Committee until February 15, 2004, at which time he was replaced by Mr. Mills. The Audit Committee met four times during 2004. Our Board of Trustees has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and the listing standards of the NYSE, and that each of the members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board of Trustees. In addition, our Board of Trustees has determined that Mr. Zink is an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter adopted by our Board of Trustees. The primary duties and responsibilities of the audit committee are to:

•	review and discuss with management and our independent public accountants our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	make recommendations concerning the appointment, retention, compensation, evaluation and termination of independent public accountants;

•	approve professional services provided by the independent public accountants;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	provide an avenue of communication among the outside auditors, management and our board of directors;

•	encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor compliance with legal and regulatory requirements.

For more information, please see “Audit Committee Report.”

Compensation Committee

     Our Board of Trustees has established a Compensation Committee, which consists of Ms. Wojtomicz and Mr. Jacobson (Chairman). Our Board has determined that each of the Compensation Committee members is independent, as that term is defined under the listing standards of the NYSE. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee determines compensation for our executive officers and administers our stock plan. The Compensation Committee met four times during 2004 and both members attended each meeting. The primary duties and responsibilities of the compensation committee are to:

•	oversee our overall compensation philosophy and structure to determine its appropriateness;

•	review and approve proposed amendments to our benefits plans; and

•	review, recommend and approve compensation arrangements for our executive officers.

For more information, please see “Compensation Committee Report.”

Nominating & Governance Committee

     In February 2004, our Board of Trustees established a Nominating & Governance Committee, which consists of Messrs. Maraman (Chairman) and Goldsmith. Our Board has determined that each of the Nominating & Governance Committee members is independent, as that term is defined under the listing standards of the NYSE. The Nominating & Governance Committee operates under a written charter adopted by our Board in February 2004. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board, and

•	oversees the evaluation of our Board and management.

The Nominating & Governance Committee met four times during 2004, with both committee members present at each meeting.

Availability of Corporate Governance Materials

     Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating & Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Internet website at http://www.windrosempt.com. Information at our website or connected to it is not and should not be considered a part of this proxy statement.

Trustee Nominations

     Nominating & Governance Committee. Our Nominating & Governance Committee identifies and recommends trustee candidates for nomination by our Board in accordance with the Committee’s Charter. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating & Governance Committee with respect to identifying and evaluating trustee candidates.

     Trustee Candidate Recommendations and Nominations by Shareholders. The Nominating & Governance Committee’s charter provides that the committee will consider trustee candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating & Governance Committee through the method described under “Communications with Our Board” below. In addition, any shareholder of record entitled to vote for the election of trustees at the 2006 meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures summarized in “Shareholder Proposals for Our 2006 Annual Meeting” below.

     Process for Identifying and Evaluating Trustee Candidates. The Nominating & Governance Committee evaluates all trustee candidates in accordance with the trustee qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating & Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

Communications with Our Board of Trustees

     Shareholders can send communications to our Board and, if applicable, to the Nominating & Governance Committee or to specified individual trustees in writing c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Indianapolis, Indiana 46268, Attn: Secretary. The company does not screen mail and all such letters will be forwarded to our Board, the Nominating & Governance Committee or any specified individual trustees.

Shareholder Proposals for Our 2006 Annual Meeting

     Our Board will provide for presentation of proposals by our shareholders at the 2006 Annual Meeting of Shareholders, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission and our Bylaws regarding shareholder proposals.

     Shareholders intending to submit proposals for presentation at our 2006 Annual Meeting of Shareholders must submit their proposals in writing and we must receive these proposals at our executive offices on or before November 23, 2005 for inclusion in our proxy statement and the form of proxy relating to our 2006 Annual Meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the Securities and Exchange Commission. We will not consider proposals received after November 23, 2005 for inclusion in our proxy materials for our 2006 Annual Meeting of Shareholders.

     Our Bylaws provide that shareholder proposals submitted after November 23, 2005 will not be included in our Proxy Statement or proxy card, but may be included in the agenda for our 2006 annual meeting if submitted in accordance with the following. Shareholders who wish to nominate a candidate for election to our Board of Trustees (other than the candidates proposed by our Board of Trustees or the Nominating & Governance Committee) or propose any other business at the 2006 annual meeting must deliver written notice to our Corporate Secretary at the address below not earlier than November 23, 2005 nor later than December 23, 2005. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. Our Nominating & Governance Committee will consider shareholder nominations of candidates for election to the Board of Trustees that are timely and otherwise submitted in accordance with the requirements described in the following paragraph.

A shareholder’s written notice submitted to our Corporate Secretary nominating candidates for election to the Board of Trustees or proposing other business must include: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, address and residence of such person, (B) the class and number of Common Shares held of record and beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a trustee if elected); (ii)as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the annual meeting of shareholders, the reasons for conducting such business at the annual meeting of shareholders and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of Common Shares held of record and beneficially owned by such shareholder and beneficially owned by such beneficial owner.

     Such notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Corporate Secretary, whose address is c/o Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268. Any shareholder that would like a copy of our Bylaws can obtain them from our Internet website at http://www/windrosempt.com or, without charge, upon written request to our Corporate Secretary.

     The individuals named as proxies on the proxy card for our 2006 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our Proxy Statement for the 2006 annual meeting, unless we receive notice of the matter(s) to be proposed by December 23, 2005. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders in the proxy statement of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trustee Attendance at Meetings of Our Board of Trustees and Annual Meeting

     The Board of Trustees held four regular meetings and three special meetings during 2004. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Trustees and its committees held during the period for which each of them has served during 2004. In February 2004, we adopted a policy that trustees attend the annual meeting of shareholders. All of our trustees attended the 2004 Annual Meeting of Shareholders.

Contributions to Charitable Entities

     During 2004, the Company did not make any contributions to charitable entities on which one of our trustees or executive officers sits as a board member or serves as an executive officer.

TRUSTEE COMPENSATION

     Non-employee trustees receive a trustee’s fee of $12,000 per year and $1,000 per Board or committee meeting attended in person and $500 per Board or committee meeting attended via teleconference. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional $3,000 per year. Each trustee who was not an employee as of August 16, 2002, received options to purchase 2,000 Common Shares, at an exercise price of $12.00 per share, which were immediately exercisable and will remain exercisable for ten years from the date of grant. Each non-employee trustee received options to purchase 2,000 Common Shares, at an exercise price of $12.00 per share, on August 5, 2003. These options vest 50% on August 5, 2004, with the other 50% vesting on August 5, 2005. On October 23, 2003, Mr. Goldsmith was granted an option to purchase 2,000 Common Shares at an exercise price of $12.00 per share. These options vested 50% on October 23, 2004, with the other 50% vesting on October 24, 2005. Each non-employee trustee received options to purchase 2,000 Common Shares, at an exercise price of $12.00 per share, on August 15, 2004. These options vested 50% on August 5, 2005 and 50% on August 5, 2006. Each non-employee trustee received performance stock grants of 300 shares on October 1, 2004, which vest on October 1, 2005.

     Each trustee who is not an employee will receive options to purchase 2,000 Common Shares on the date of the first meeting of the Board of Trustees following each annual meeting of our shareholders. These options will vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. These options will become fully exercisable if the trustee ceases to serve on our Board of Trustees due to death or disability.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, our executive officers, trustees and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the (SEC) and to the (NYSE). These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our trustees and executive officers during 2004.

     Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our reporting persons were complied with except the following: (1) Steven L. Horn and John W. Sweet each filed a Form 5 to report their initial holdings that should have been reported on a Form 3 and four Form 4 transactions that were not filed on a timely basis; (2) Stephen Goldsmith filed a Form 5 to report his initial holdings that should have been reported on a Form 3 and three Form 4 transactions that were not filed on a timely basis; (3) Fred S. Klipsch, Bruce M. Jacobson, David L. Maraman, Frederick L. Farrar, O.B. McCoin, Daniel R. Loftus, C. Douglas Hanson and R. Walker Batts each filed a Form 5 to report three Form 4 transactions that were not filed on a timely basis; (4) Jean L. Wojtowicz and Darrell E. Zink, Jr. each filed a Form 5 to report their initial holdings that should have been filed on a Form 3 and two Form 4 transactions that were not filed on a timely basis; (5) Charles E. Lanham and Norman Zahler filed a Form 5 to report two Form 4 transactions that were not filed on a timely basis; and (6) Bain J. Ferris did not report a Form 4 transaction that was not filed on a timely basis.

OWNERSHIP OF OUR COMMON SHARES

     We summarize below the beneficial ownership of our Common Shares as of March 15, 2005, by (a) each trustee, (b) each executive officer and (c) all trustees and executive officers as a group and each person known by us to beneficially own more than 5% of our outstanding Common Shares. Unless otherwise indicated in the accompanying footnotes, all of the Common Shares listed below are owned directly, and the indicated person has sole voting and investment power over such Common Shares.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned (1)		Class (1)
Fred S. Klipsch	285,215	(2)(3)(10)(12)	2.38%
Stephen Goldsmith	1,300	(6)(11)	*
Bruce M. Jacobson	4,900	(4)(5)(7)(11)	*
Jean L. Wojtowicz	300	(7)(11)	*
David L. Maraman	4,300	(4)(5)(7)(11)	*
Bryan Mills
Darell E. Zink, Jr.	1,300	(11)	*
Frederick L. Farrar	97,980	(2)(3)(8)(10)(12)	*
O.B. McCoin	78,404	(2)(3)(9)(10)	*
Doug Hanson	12,768	(2)(3)(10)	*
R. Walker Batts	14,568	(2)(3)(10)	*
Daniel R. Loftus	13,401	(2)(3)(10)	*
John Sweet	8,100	(3)	*
All trustees and executive officers as a group (13 persons)	575,220		4.8%

*	Represents less than 1% of the issued and outstanding Common Shares.

(1)	Assumes that all units of partnership interest in our operating partnership “units” held by such person or group of persons are redeemed for Common Shares and any Common Shares issuable upon exercise of options granted to such person or group of persons that such person or group of persons has the right to acquire within 60 days after March 15, 2005 are exercised. The total number of Common Shares outstanding used in calculating the percentage assumes that none of the units of partnership interest, options or warrants held by other persons are redeemed for Common Shares or exercised for Common Shares.

(2)	Includes 143,414 Units 7,079 Units; 64,903 Units; 4,667 Units; 7,917 Units; and 2,500 Units owned by Messrs. Klipsch, Farrar, McCoin, Hanson, Batts, and Loftus, respectively. The Units are redeemable, at the option of the holder, for cash, or at our option, on a one-for-one basis, for our Common Shares.

(3)	Includes 98,200, 61,200, 9,300, 8,100, 6,600, 6,600 and 6,200 Common Shares issuable upon exercise of currently exercisable options granted to Messrs. Klipsch, Farrar, McCoin, Loftus, Sweet, Hanson, and Batts, respectively. Does not include 3,200, 2,400, 2,400, 2,400 and 2,400 Common Shares issuable upon exercise of options granted to Messrs. McCoin, Loftus Hanson, Sweet, and Batts respectively, which vest ratably over two years beginning on August 21, 2005. Does not include 4,500, 4,500, 3,000, 3,000 and 3,000 Common Shares issuable upon exercise of options granted to Messrs. McCoin, Loftus, Hanson, Sweet, and Batts, respectively, which vest ratably over three years beginning on August 5, 2005. Does not include 6,000, 6,000, 4,000, 4,000 and 2,400 Common Shares issuable upon exercise of options granted to Messrs. McCoin, Loftus, Hanson, Sweet and Batts, respectively, which vest ratably over four years beginning on August 1, 2005. Does not include 3,200 Common Shares issuable upon exercise of options granted to each of Mr. Klipsch and Mr. Farrar which vest on August 21, 2005 and August 21, 2006, respectively; 6,000 Common Shares issuable upon exercise of options granted to each of Mr. Klipsch and Mr. Farrar which vest ratably over three years beginning on August 05, 2005. Does not include 9,600 common shares issuable upon exercise of options granted to each Mr. Klipsch and Mr. Farrar which vest ratably over the next four years beginning on August 1, 2005. And does not include 15,000 options granted to Mr. Klipsch and 10,000 options granted to Mr. Farrar which vest on August 1, 2005.

(4)	Includes 2,000 Common Shares issuable upon exercise of options to be granted to each non-employee trustee that vested on the date of our initial public offering.

(5)	Includes 1,000 Common Shares issuable upon exercise of options granted to each non-employee trustee at the time of our 2003 Annual Meeting, does not include 1,000 Common Shares issuable upon exercise of options granted to each non-employee trustee at the time of our 2003 Annual Meeting which vest on August 5, 2005.

(6)	Includes 1,000 Common Shares issuable upon exercise of options granted to Stephen Goldsmith on October, 23, 2003. Does not include 1,000 shares issuable upon exercise of options granted to Stephen Goldsmith on October, 23, 2003.

(7)	Does not include 2,000 Common Shares issuable upon exercise of options granted to each non-employee trustee at the time of our 2004 Annual Meeting, which vest 50% on August 5, 2005 and 50% on August 5, 2006.

(8)	Includes 1,100 Common Shares indirectly owned through a qualified plan and 250 Common Shares owned by Mr. Farrar’s wife (of which Mr. Farrar disclaims beneficial ownership).

(9)	Includes 1,700 Common Shares owned by Mr. McCoin’s children.

(10)	Includes performance grants of restricted common shares issued on October 1, 2004 in the following amounts: 3,600 to Mr. Klipsch, 3,000 shares to Mr. Farrar, 1,500 shares to Mr. McCoin, 1,500 shares to Mr. Loftus, 1,500 shares to Mr. Hanson 1,500 shares to Mr. Sweet and 450 shares to Mr. Batts. The shares for employees vest over three years (1/3 on each anniversary) provided that they remain in the continuous full-time employee of the company. In the interim restricted shareholders will receive dividends on the shares. Upon vesting, shares will be certificated. At December 31, 2004, no restricted shares were vested.

(11)	Includes 300 performance shares granted to each trustee as of October 1, 2004. These shares for board members vest on the first anniversary of the date of grant provided that they remain in the continuous capacity of trustee of the Company. In the interim restricted shareholders will receive dividends on the shares. Upon vesting, shares will be certificated. One board member forfeited 300 common shares due to resignation in late 2004.

(12)	Includes 30,000 common shares granted to Mr. Klipsch and 20,000 common shares granted to Mr. Farrar, February 15, 2005. Vested as of March 15, 2005 are 2,000 shares for Mr. Klipsch, and 1,600 shares for Mr. Farrar. The remaining shares vest at the rate of 875 shares each quarter for Mr. Klipsch and 575 shares for Mr. Farrar. All shares participate in dividends and all voting rights.

There were a total of 376,800, 256,500 and 139,500 options outstanding at December 31, 2004, 2003 and 2002, respectively, with a weighted average exercise price of $12.00. Our trustees and executive officers had forfeited 20,700 options as of December 31, 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

     Set forth below are the amounts paid as compensation to our chief executive officer and our four other most highly compensated executive officers and certain other executive officers in 2002, 2003 and 2004:

		Annual Compensation			Long Term Compensation
						Securities
						Underlying
					Restricted Share	Options/
Name and Principal Position	Year	Salary($)		Bonus	Awards	SARs(4)
Fred S. Klipsch	2004	$125,000	(3)	$25,000	$	42,000
Chairman and Chief Executive	2003	59,376	(2)			40,000
Officer	2002	18,750	(1)	—		50,000

Frederick L. Farrar	2004	100,000	(3)	25,000		32,000
President, Chief Operating	2003	56,250	(2)			30,000
Officer and Treasurer	2002	18,750	(1)	—		28,000

O. B. McCoin	2004	188,335	(3)	6,000		7,500
Executive Vice President and	2003	185,000	(2)			7,500
President of HADC	2002	69,050	(1)			6,000

Daniel R. Loftus	2004	187,648	(3)	28,500		7,500
Vice President, Secretary	2003	177,951	(2)	40,500		7,500
and General Counsel	2002	65,625	(1)			6,000

John W. Sweet(5)	2004	123,600	(5)	11,000		5,000
Vice President – Business	2003	114,615				5,000
Development	2002	—		—		6,000

(1)	Represents salaries for the period August 16, 2002 (the date of our initial public offering) through December 31, 2002 based on annual salaries for Messrs. Klipsch, Farrar, McCoin, Loftus and Batts in 2002 of $50,000, $50,000, $185,000, $175,000 and $120,000, respectively.

(2)	Represents actual salary for 2003. The salaries of Messrs. Klipsch and Farrar were paid at an annual rate of $50,000 each to November 15, 2003, and were increased on that date by the Compensation Committee to $125,000 and $100,000 respectively.

(3)	Represent actual salaries paid for 2004. The salaries of Messrs. Klipsch and Farrar were paid at an annual rate of $125,000 and $100,000. Employment Agreements were executed on February 15, 2005 that established the 2005 salaries for Mr. Klipsch at $210,000, and the salary for Mr. Farrar at $160,000. The Agreements provide for increases in salary to $350,000 and $250,000 as of January 1, 2006.

(4)	The exercise price for each share option issued in 2002 is $12.00 per share, our initial public offering price and all options vest at the rate of 20% per year commencing on the closing of the initial public offering except for options to purchase 42,000 and 20,000 Common Shares issued to Messrs. Klipsch and Farrar, respectively, which are fully vested. The exercise price for each share option issued on August 5, 2003 is $12.00 per share, and all options vest at the rate of 20% per year commencing on the date granted except for options to purchase 40,000 and 30,000 Common Shares issued to Messrs. Klipsch and Farrar, respectively. Of these shares, options to purchase 34,000 Common Shares that belong to Mr. Klipsch and 24,000 Common Shares that belong to Mr. Farrar are fully vested. On August 5, 2004, options to purchase 30,000 Common Shares for Mr. Klipsch and 20,000 Common Shares for Mr. Farrar vest 50% immediately and 50% on anniversary of grant dates. The remaining options granted to Messrs. Klipsch and Farrar will vest at the rate of 2,000 common shares per year on each anniversary of the grant date, beginning on August 5, 2006.

(5)	Mr. Sweet resigned as of February 1, 2005, and is no longer employed by the Company.

Executive Officers

     Fred S. Klipsch has served as our Chairman of our Board of Trustees and our Chief Executive Officer since our formation in March 2002. Since 1990, Mr. Klipsch has served as Chairman of the Board of Trustees and Chief Executive Officer of Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Klipsch and Lanham. Mr. Klipsch also was a majority owner and Chairman of the Board of Trustees of Windrose International, LLC, the assets of which were contributed to our operating partnership upon completion of our initial public offering. Mr. Klipsch served in various capacities with Overhead Door Company of Indianapolis, Inc., and Overhead Door Companies of Greater Cincinnati, Inc., both Klipsch Lanham Investments companies until their sale in January 2004. Mr. Klipsch has served as Chairman, and as an owner of Klipsch Audio, Inc.

     Frederick L. Farrar has served as our President, Chief Operating Officer and Treasurer since our formation in March 2002. Since 2000, he has served as President of Klipsch Lanham Investments. From 1990 to May 2002, Mr. Farrar has served as Executive Vice President and Chief Financial Officer of Klipsch Lanham Investments and Executive Vice President and Chief Financial Officer of Klipsch Audio, Inc. Mr. Farrar also has served as Chief Financial Officer of our wholly-owned subsidiary, Hospital Affiliates Development Corporation (“HADC”), since 1990, and our predecessor, Windrose International, LLC since its formation in 2000.

     O. B. McCoin has served as our Executive Vice President since our formation in March 2002. From 1997 to August 2002, he served as President and Chief Executive Officer of Windrose International, LLC. Mr. McCoin served as President and Chief Executive Officer of Med Properties Management Group, L.L.C., a subsidiary of Windrose International, from its formation in January 2000 until August 2002. Mr. McCoin has served as President and Chief Executive Officer of HADC since 1990. Prior to that Mr. McCoin has held various positions with HADC since 1977.

     C. Douglas Hanson has served as a Vice President and as our Chief Financial Officer since our formation in March 2002. From 1998 to 2002, Mr. Hanson served as Vice President, Finance and Administration, of Windrose International, in which capacity he was the executive business manager and benefits manager of all three operating subsidiaries of Windrose International. Prior to joining Windrose, Mr. Hanson served as Chief Financial Officer of Central Service Association, a technology company in Tupelo, Mississippi, from 1988 to 1998.

     R. Walker Batts has served as our Vice President, Finance since our formation in March 2002. Mr. Batts served as Vice President and Treasurer of Med Properties Management Group, L.L.C, a subsidiary of Windrose International, from its formation in January 2000 until August 2002. Mr. Batts was a healthcare public finance investment banker with J.C. Bradford & Co. from 1983 to 2000 and Senior Investment Banker and Partner in charge of the firm’s governmental and private not-for-profit healthcare group from 1993 to 2000.

     Daniel R. Loftus has served as our, Vice President, Secretary and General Counsel since our formation in March 2002. Prior to joining us in 2002, Mr. Loftus was an attorney with Wyatt, Tarrant & Combs in Nashville, Tennessee, from late 1997 to March 2002. During 2000, Mr. Loftus also served as Chief Manager of Emmaus Ventures, L.L.C., a venture capital firm.

Option Exercises and Fiscal Year End Option Values

     The following table summarizes the total number of securities underlying stock options, both exercisable and unexercisable, held by our executive officers as of December 31, 2004.

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options at	Options at
			Fiscal Year-End	Fiscal Year-End
	Shares Acquired		Exercisable/	Exercisable/
Name	On Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable(1)
Fred S. Klipsch	—	—	98,200/33,800	$236,662/81,458
Frederick L. Farrar	—	—	61,200/28,800	147,492/69,408
O. B. McCoin	—	—	9,300/13,700	22,413/33,017
Daniel R. Loftus	—	—	8,100/12,900	19,521/31,089
R. Walker Batts	—	—	6,200/7,800	14,942/18,798
John W. Sweet	—	—	6,600/9,400	15,906/22,654

(1)	In-the-money options are those for which the 2004 year-end market price of the underlying Common Shares exceeded the exercise price of the option. The value of the in-the-money options is the difference between the market price (determined on the basis of the closing price as reported by the NYSE on the last trading day of 2004) of the Common Shares ($14.41 per share) and the exercise price of the option multiplied by the number of Common Shares underlying the option.

Equity Compensation Plans

     The following table summarizes information with respect to equity compensation plans as of December 31, 2004:

Number of
	securities to be	Weighted average
	issued upon	exercise price of	Number of
	exercise of	outstanding	securities
	outstanding option,	options, warrants	remaining available
	warrant and rights	and rights	for future issuance
Equity compensation plans approved by security holders	444,800	$12.00	355,200
Equity compensation plans not approved by security holders	—	—	—
Total	444,800	$12.00	355,200

Severance Agreements

     We have entered into agreements with Messrs. Klipsch and Farrar that provide them severance benefits if their employment ends under certain circumstances. We believe that the agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our company. The agreements have a term of three years expiring August 15, 2006. The term of the agreements will be extended for an additional year, on each August 15, unless we give prior notice that the term will not be extended.

     Messrs. Klipsch and Farrar will be entitled to receive benefits under the agreements if there is a change in control of our company during the term of the agreements and, within two years after the change in control, we terminate their employment without cause or they resign with good reason. They also will be entitled to benefits under the agreements if we terminate their employment without cause while we are negotiating a transaction that could result in a change in control or if they are terminated without cause and a change in control occurs within nine months of their termination. In that event, Messrs. Klipsch and Farrar are entitled to receive any accrued but unpaid salary and bonuses and a severance benefit. The severance benefit is equal to three times their current salary and three times the highest bonus paid to them during the three prior years. However, because we believe that the current cash compensation payable to Messrs. Klipsch and Farrar, as described above under “Executive Compensation,” is less than compensation paid to similarly situated executives of other companies similar to us, the severance benefit payable to Mr. Klipsch will not be less than $1,050,000 and the severance benefit payable to Mr. Farrar will not be less than $675,000. The agreements also provide that we will indemnify Messrs. Klipsch and Farrar from any excise tax liability that they may incur under Internal Revenue Code section 4999 in the event of a change in control.

Employee Agreements

     We have entered into employment agreements with Messrs. Klipsch and Farrar. These employment agreements are described below in the “Compensation Committee Report.”

COMPENSATION COMMITTEE

     Compensation for our executive officers is administered under the direction of the compensation committee of our Board of Trustees (the “Committee”). In its role as administrator of compensation programs, the Committee approves the compensation arrangements of all executives. The following is the Committee’s report on its review of the 2004 compensation practices for our executive officers.

Compensation Committee Interlocks and Insider Participation on Compensation Decisions

     No such interlocks or insider participation on compensation decisions exist. Mr. Jacobson and Ms. Wojtowicz served on the Committee during 2004, and neither of them has at anytime been an officer or employee of the Company or its subsidiaries, and has no relationship requiring disclosure by us. All members of our Compensation Committee are independent trustees as defined by the listing standards of the NYSE.

Compensation Committee Report

Executive Compensation Program Philosophy

     Windrose Medical Properties Trust’s executive compensation program is designed to attract, retain and motivate highly qualified executives critical to the creation of long-term shareholder value. The Committee believes that Windrose Medical Properties Trust’s business and its strategic direction require motivated employees to execute its strategy. Executives’ compensation is determined by reference to the following factors:

•	responsibilities of the executive within Windrose Medical Properties Trust;

•	completion of individual business objectives established at the beginning of the year (which objectives may vary greatly from person to person);

•	overall performance of Windrose Medical Properties Trust;

•	amount and form of prior compensation; and

•	contributions toward executing the business strategy of Windrose Medical Properties Trust.

     The Committee believes that each of the above factors is important when determining compensation levels. No specific weighting or formula regarding such factors is used in determining compensation.

     The Committee targets total compensation for executive officers (the sum of base salary, annual incentive bonus and long-term incentive compensation in the form of stock options and restricted share grants). Each element of executive pay is described in more detail below.

Base Salaries

     Peer group compensation is reviewed to determine the range of pay for executives . The pay for our executives is compared to this range of peer group salaries. Using this information and adjusting for the level of responsibility and experience, the base salary is determined. Base salaries for executive are reviewed on an annual basis or upon changes in responsibilities. Increases in salary are based on the the factors described above, and recommendations are made to the Committee. Any interim modifications to salaries are also based on the above factors and recommendations are made to the Committee by the Chief Executive Officer.

CEO Compensation

     Initial annual compensation for our chief executive officer, Mr. Klipsch, was determined for an interim period of approximately twelve months following the initial public offering. The Committee believes Mr. Klipsch’s initial annual salary of $50,000 was substantially below the compensation levels of chief executive officers of companies similar to Windrose Medical Properties Trust. On November 15, 2003, based on the factors described above the Committee increased Mr. Klipsch’s annual base salary to $125,000

     In early February, 2005 the Committee engaged the services of an outside independent legal firm with expertise in employment agreements to review and assist in the development of terms of employment agreements for two of our executive officers. On February 15, 2005, the Committee recommended and the Board of Trustees approved employment agreements (the “Employment Agreements”) for Messrs Klipsch. The Employment Agreements provide for the employment of Messrs. Klipsch and Farrar for a term of three (3) years, beginning January 1, 2005 and terminating December 31, 2007 (the “Employment Period”). The Employment Agreements may be terminated earlier in accordance with their terms.

     The Employment Agreements provide that Messrs. Klipsch and Farrar will be paid an annual base salary each calendar year during the Employment Period. The annual base salary for calendar year 2005, 2006 and 2007 is summarized in the table below.

	2005	2006	2007
Executive Officer	Annual Base Salary	Annual Base Salary	Annual Base Salary
Fred S. Klipsch	$210,000	$350,000	$365,000
Frederick L. Farrar	$160,000	$250,000	$260,000

     In addition, the Employment Agreements provide that Messrs. Klipsch and Farrar will be eligible to receive an annual bonus for each calendar year during the Employment Period payable no later than March 31 of the following calendar year. These bonuses will be based upon the achievement of defined targets or other factors determined to be in the best interests of the Company, as established annually by the Committee. Upon the achievement of the defined targets or other factors, Messrs. Klipsch and Farrar will be eligible to receive an annual bonus equal to the greater of:

•	50% of their annual base salary; or

•	$150,000 for Mr. Klipsch or $125,000 for Mr. Farrar.

     The Employment Agreements further provide for a stock award to Messrs. Klipsch and Farrar under the Windrose Medical Properties Trust 2002 Stock Incentive Plan (the “Plan”) as shown in the table below:

	Number of Common	Number of Common		Common Shares
Executive Officer	Shares Awarded	Shares Vested		Vesting Quarterly
Fred S. Klipsch	30,000	2,000	(1)	875	(3)
Frederick L. Farrar	20,000	1,600	(2)	575	(4)

(1)	Mr. Klipsch’s interest with respect to 2,000 common shares became vested and transferable as of February 15, 2005.

(2)	Mr. Farrar’s interest with respect to 1,600 common shares became vested and transferable as of February 15, 2005.

(3)	The remainder of the common shares awarded to Mr. Klipsch will vest at the rate of 875 common shares on the last day of each calendar quarter, beginning on March 31, 2005, if Mr. Klipsch remains in the continuous employ of the Company until such vesting date (even if the vesting date occurs after the end of the Employment Period).

(4)	The remainder of the common shares awarded to Mr. Farrar will vest at the rate of 575 common shares on the last day of each calendar quarter, beginning on March 31, 2005, if Mr. Farrar remains in the continuous employ of the Company until such vesting date (even if the vesting date occurs after the end of the Employment Period).

     Messrs. Klipsch’s and Farrar’s interest in the common shares subject to these stock awards shall be vested and transferable if they remain in the continuous employ of the Company until a “Change in Control” or until they resign for “good reason” (as defined in the Employment Agreements), are terminated other than for “cause” (as defined in the Employment Agreements), die or become disabled. Any common shares subject to these stock awards that are not vested and transferable as of the date of resignation without “good reason” shall become vested and transferable as determined by the Board of Trustees in its sole discretion, with such unvested common shares forfeited to the Company. Any common shares subject to these stock awards that are not vested and transferable as of the date of termination for “cause” shall be forfeited.

     Under the Employment Agreements, Messrs. Klipsch and Farrar will be entitled to participate in any employee benefits plans provided by the Company and will be eligible to receive any benefits the Board of Trustees establishes for the benefit of the Company’s executive officers, including, without limitation, annual option grants and annual restricted share grants.

     Each executive’s employment under the Employment Agreements will terminate upon his death. In addition, the Company may terminate the executives’ employment under the Employment Agreements because of “disability” and with or without “cause.” The executives may terminate their employment under the Employment Agreements for or without “good reason.” The Employment Agreements further provide that Messrs. Klipsch and Farrar will be eligible to receive severance benefits if the Company terminates either of their employment for any reason other than for “cause,” or if either Mr. Klipsch or Mr. Farrar terminates his employment for “good reason.” In the event that (i) the Company terminates Mr. Klipsch or Mr. Farrar’s employment under the Employment Agreement without “cause” or (ii) Mr. Klipsch or Mr. Farrar terminates his employment for “good reason,” then all of the outstanding options, restricted share awards and any other equity rights granted by the Company prior to the termination date shall become immediately vested and, at Mr. Klipsch’s or Mr. Farrar’s option, settled in cash by the payment of a lump sum by the Company to the executive.

Long-Term Incentives

     The Committee believes that Windrose Medical Properties Trust’s key employees should have an ongoing stake in the long-term success of the business. The Committee also believes that key employees should have a significant portion of their total compensation paid in the form of Common Shares. This element of the total compensation program is intended to align the executive’s interest to that of Windrose Medical Properties Trust shareholders through the granting of stock options, performance shares and other incentive-based awards.

Other Executive Programs and Benefits

     Windrose Medical Properties Trust maintains employee benefit plans in which the executive officers participate. Windrose Medical Properties Trust sponsors a 401(k) plan (the “Plan”) whereby Windrose Medical Properties Trust matches employee contributions up to a pre-set percentage of the participant’s compensation. Windrose Medical Properties Trust believes its Plan is competitive with those of other companies in the Indianapolis/Nashville markets of comparable size and scope of business.

Conclusion

     Executive compensation at Windrose Medical Properties Trust is subject to considerable focus by the Committee, the Board of Trustees and senior management. The Committee believes that Windrose Medical Properties Trust’s compensation programs and other benefits produce a strong attraction and motivation for Windrose Medical Properties Trust’s executive officers and help align their interests with the interests of Windrose Medical Properties Trust’s shareholders.

COMPENSATION COMMITTEE
Bruce Jacobson, Chairman
David Maraman

March 26, 2005

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total return on our Common Shares with the cumulative total return of the S&P 500 Stock Index, Russell 2000 Index, NAREIT ALL EQUITY REIT Index and the SNL Healthcare REIT’s Index for the period August 16, 2002, the date of our initial public offering, through December 31, 2004, assuming the investment of $100 on August 16, 2002 and the reinvestment of dividends. The performance reflected in the graph is not necessarily indicative of future performance.

                                                                                      Period Ending

Index	08/16/02	12/31/02	06/30/03	12/31/03	06/30/04	12/31/04

Windrose Medical Properties Trust	100.00	86.90	91.91	111.25	100.35	136.23

Russell 2000	100.00	97.33	114.74	143.33	153.02	169.60

NAREIT All Equity REIT Index	100.00	98.30	111.93	134.80	142.23	177.37

SNL Healthcare REITs	100.00	93.02	110.48	145.11	147.86	178.44

*	Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600
© 2005

     We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

     The foregoing graph and chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT AUDITORS FOR 2005

     KPMG LLP has been selected by the Audit Committee, which is composed entirely of independent directors, to be the independent auditor for the Company for the year ended December 31, 2005. KMPG LLP was the Company’s independent auditor for the year ended December 31, 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if he desires to do so. The KMPG LLP representative is also expected to be available to respond to appropriate questions at the meeting.

     If the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee would reconsider its appointment.

     THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

AUDIT COMMITTEE

     The audit committee is governed by a written charter adopted by our Board of Trustees and is comprised of three non-employee trustees, each of whom has been determined by our Board of Trustees to be independent in accordance with the rules of the SEC and the NYSE.

     The following is the audit committee’s report in its role as the overseer of our financial reporting process and our independent auditor’s performance. In carrying out its oversight responsibilities, the audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work.

Audit Committee Report

     The audit committee oversees Windrose Medical Properties Trust’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the audit committee has reviewed and discussed with management the audited financial statements in the annual report a Form 10-K for the year ended December 31, 2004.

     The audit committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, including the independent auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

     The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Trustees (and the Board of Trustees agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE
Darell E. Zink, Chairman
Jean L. Wojtowicz
Bryan Mills

March 26, 2005

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain-Business Arrangements

     In the normal course of business and, in management’s opinion, at terms comparable to those available from unrelated third parties, the Company has engaged in transactions with certain affiliates from time to time.

     The Company has an overhead sharing agreement with a company in which executive officers of the Company have an ownership interest to provide the Company office space and certain office support staff services in return for monthly payments of $17,500. The term of the agreement is for one year and renews automatically for an additional year unless either party provides 90 days notice of termination prior to the expiration of the then current term. The Company also pays this company $5,031 per month for the lease of the office space where the Company’s accounting acquisition process, and property/asset management functions are performed. The Company also pays $3,000 per month to this company for human resources and employee search services. The Company also occasionally uses a private jet partially owned by this company. This use is usually for capital raise and acquisition activities. The Company pays an hourly rate for its use of the jet that the Company believes is a standard market rate, but does not pay any leases, time share expenses or other fixed costs of the affiliated company. During 2004, we paid this company an aggregate of $ for these services.

     During 2004, the employees of the Company also participated in a healthcare plan that was for the benefit of the employees of the company described above. The participation was at competitive or market rates. The employees of the Company have now joined a Group Plan separate from the affiliated company. During 2004, we paid this company an aggregate of $            for these services.

     HADC provides property management to a property that is not owned by the Company, but in which executive officers of the Company have a minority ownership interest. This property pays a market rate for this management service. HADC also uses the services of National Healthcare Associates (“NHA”), which is owned by the fiancée of the President of HADC. NHA performs consultant work such as market analysis and feasibility studies. During 2004 the Company paid NHA $ 72,302 for these services. This work is competitively bid, and contract approval from the Company’s Chief Executive Officer or Chief Operating Officer is required.

Certain Legal Proceedings

     Pyle Manufacturing, LLC, a wholly owned subsidiary of Klipsch Audio, Inc. and a manufacturer of car audio loudspeakers, filed a petition under Chapter 7 of the federal bankruptcy laws in October 2000. Mr. Klipsch was the managing member and Mr. Farrar was the Chief Financial Officer — Executive Vice President of Pyle Manufacturing. A final bankruptcy order has not been entered but the unsecured creditors have claims of approximately $1.8 million against substantially insufficient assets. Mr. Klipsch had originally personally guaranteed approximately $600,000 of indebtedness of Pyle Manufacturing.

Tax Matters

     Mr. Jacobson, one of our trustees, is a senior vice president of KSM Business Services, an affiliate of Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Katz, Sapper & Miller provided accounting and consulting services to us in connection with our initial public offering and continues to provide accounting and consulting services to us. In 2004, we paid Katz, Sapper & Miller approximately $39,000 in conjunction with our tax reporting, and approximately $2,800 in conjunction with accounting and consulting.

     We also have engaged Katz, Sapper & Miller to assist us with ongoing tax matters, including our qualification as a real estate investment trust for federal income tax purposes.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP (“KPMG”) has served as independent public accountants and auditors for our company and our subsidiaries for our fiscal year ended December 31, 2004 and will continue to serve as our auditors for our fiscal year ending December 31, 2005, unless changed by action of our audit committee and Board of Trustees.

     We expect that a KPMG representative will be present at our Annual Meeting to make a statement if so desired and is expected to be available to respond to appropriate questions.

     The following table lists fees paid to KPMG for services rendered in 2004 and 2003.

Fee Type	2004		2003
Audit Fees	$281,000	(1)	$303,500	(2)
Audit-Related Fees	0		11,000
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$281,000		$314,500

(1)	Includes fees of approximately $60,000 related to audit and other work in connection with our December 2003 and September 2004 common share offerings.

(2)	Includes fees of approximately $156,000 related to audit and other work in connection with our December 2003 Common Share offering.

     Audit Fees include fees for services performed to comply with generally accepted auditing standards (“GAAS”), including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

     Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to consultations regarding generally accepted accounting principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

     Our Board of Trustees’ audit committee has determined that the provision of non-audit services performed by KPMG during 2004 is compatible with maintaining KPMG’s independence from Windrose Medical Properties Trust as our independent public accountants.

Pre-Approved Policies and Procedures

     The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, employees, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders for the fiscal year ended December 31, 2004, including consolidated financial statements, is being furnished along with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. Our Annual Report to Shareholders includes our Annual Report on Form 10-K for the year ended December 31, 2004.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

     The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

     If you hold Common Shares in your own name as a holder of record, householding will not apply to your shares. Also, if you own Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, CSTTC, by telephone at 212-509-4000 or in writing at 17 Battery Place South, New York, New York 10004.

     If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Windrose Medical Properties Trust, Attention: Stockholder Relations, 3502 Woodview Trace, Suite 210, Indianapolis, IN, 46268. You can also refer to our web site at http://www.windrosempt.com. Information at our website is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF TRUSTEES,

Daniel Loftus,
Vice President, Secretary and General Counsel
March 26, 2005

WINDROSE MEDICAL PROPERTIES TRUST ANNUAL MEETING TO BE HELD ON 04/26/05 AT 03:30 P.M. EST

FOR HOLDERS AS OF 03/18/05	* ISSUER CONFIRMATION COPY — INFO ONLY *
22 1-0001	THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

973491103

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES      0010100

1	- 01-BRYAN MILLS*, 02-DARELL E. ZINK, JR.**, 03-DAVID L. MARAMAN***, 04-FRED S. KLIPSCH***

2	- RATIFICATION OF INDEPENDENT AUDITORS —— FOR 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

*NOTE*	* NOMINEE FOR CLASS I
** NOMINEE FOR CLASS II
*** NOMINEE FOR CLASS III

HOUSEHOLDING ELECTION

(H)	Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF
NOMINEE(S) BELOW.

FOR	AGAINST	ABSTAIN

973491103

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

ADP

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS (HH) WINDROSE MEDICAL PROPERTIES TRUST

ATTN: DOUG HANSON, VP, CFO

3502 WOODVIEW TRACE
INDIANAPOLIS, IN 46268